Exhibit 5.1

April 22, 2022

Reference: 99466/22

Neovasc Inc.

Suite 5138 - 13562 Maycrest Way

Richmond, British Columbia, V6V 2J7

RE:          Registration Statement on Form F-3 of Neovasc Inc.

We have acted as Canadian counsel to Neovasc Inc. a company formed under the laws of British Columbia and was continued to federal jurisdiction under the Canada Business Corporations Act (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of a Registration Statement (the “Registration Statement”) on Form F-3 under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the issuance and resale from time to time of up to 15,674,184 common shares of the Company (the “Shares”) by a selling shareholder, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements.

The Shares being registered for resale are issuable upon (i) the conversion of the principal amount and any accrued and unpaid interest of the restated secured convertible note of the Company (the “Note”) issued in connection with the restated securities purchase agreement between the Company and the selling shareholder dated March 23, 2022 (the “March 2022 SPA”); and (ii) the exercise of common share purchase warrants (the “Warrants” ) issuable upon any prepayment of the principal amount of the Note by the Company.

In connection with giving this opinion, we have examined the Registration Statement (including exhibits thereto) and the Prospectus. We have also examined originals, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents as we have considered necessary in order to express the opinion set out below. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, certified or otherwise identified to our satisfaction. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

The opinion expressed herein is limited to matters governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

Based and relying upon and subject to the foregoing, we are of the opinion that:

(1)	the Shares issuable upon conversion of the Note, and any accrued and unpaid interest thereon, when issued in accordance with the terms of the Note, will be validly issued as fully paid and non-assessable common shares in the capital of the Company; and

(2)	following the issuance of the Warrants upon prepayment of the principal amount of the Note, the Shares issuable upon exercise of the Warrants, when issued in accordance with the terms thereof, including payment of the exercise price therefore, will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the reference to our firm under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus and to the filing of this opinion letter as an exhibit to a Current Report on Form 6-K to be filed by the Company with the SEC for incorporation by reference into the Registration Statement. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly,

“Blake, Cassels & Graydon LLP”